Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 30, 2014 with respect to the consolidated financial statements of SSE Holdings, LLC and Subsidiaries included in the Amendment No.4 to the Registration Statement (Form S-1) and the related Prospectus of Shake Shack Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

December 29, 2014